Dated: May 14, 2003

                                     EXHIBIT

Exhibit 16.1 Letter from McGladrey & Pullen, LLC to the Securities and Exchange Commission dated May 14, 2003

                                  May 14, 2003


Office of the Chief Accountant
Securities and Exchange Commission

450 Fifth Street NW
Washington, D.C.  20549

Dear Sir or Madam:

We were previously the independent accountants for Hills Bancorporation (Commission file 0-12668) and on February 25, 2003 we reported on the consolidated financial statements of Hills Bancorporation and subsidiary as of and for the years ended December 31, 2002 and 2001. On May 14, 2003 our relationship as independent auditors was terminated. We have read Hills Bancorporation's statements in Item 4 of its Form 8-K for May 14, 2003, and we agree with such statements.

                                                     Very truly yours,

                                                     /s/ McGladrey & Pullen, LLP
                                                     ---------------------------
                                                     McGladrey & Pullen, LLP


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